UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 14, 2016 (September 9, 2016)

EQT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-3551	25-0464690
(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

(412) 553-5700
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2016, EQT Corporation (the Company) elected Jimmi Sue Smith as Chief Accounting Officer.  As such, Ms. Smith serves as the Company’s principal accounting officer.  Ms. Smith replaces Theresa Z. Bone, who stepped down from her position as Vice President, Finance and Chief Accounting Officer effective September 9, 2016.  Robert J. McNally, Senior Vice President and Chief Financial Officer, said:  “On behalf of the Board of Directors and the management team, I want to express my appreciation to Terri for her nearly 20 years of service to our Company.  She has led the accounting function through the transformation of the Company in the late 1990’s/early 2000’s; established the financial statements/separate financial reporting processes for EQT Midstream Partners, LP and EQT GP Holdings, LP; and worked closely with the audit committees of all three public company boards.”

Ms. Smith, age 43, served as vice president and controller of the Company’s midstream and commercial businesses since March 4, 2013; as vice president and controller of the midstream business from January 21, 2013 through March 3, 2013; as vice president and controller of the commercial group from September 19, 2011 through January 20, 2013; and as director, corporate accounting from December 17, 2007 through September 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: September 14, 2016	By:	/s/ Robert J. McNally
	Name:	Robert J. McNally
	Title:	Senior Vice President and Chief
Financial Officer